Exhibit 10.3
FORM
[2004/2005] STOCK OPTION PLAN
STOCK OPTION AWARD AND AGREEMENT
NON-QUALIFIED STOCK OPTION
You have been awarded a stock option under The O’Gara Group, Inc.’s [2004/2005] Stock Option Plan (“[2004/2005] Plan”). This award gives you an opportunity to share in the Company’s long-term growth through an option to buy shares of the Company’s common stock at a fixed price at some future date. Over time, assuming the Company’s stock price increases, this stock option can provide you with additional compensation. Please read and return this Agreement as requested below.
GRANT: The O’Gara Group, Inc. (“Company”) grants to you, the Optionee named below, a Non-Qualified Stock Option (the “Option”) to purchase [   ] shares of the Company’s common stock (the “Shares”) as follows:

Optionee:	Shares:	Vest Date:	Exercise Price:	Grant Date:
[ ]	[ ]	[ ]	[ ]	[ ]
VESTING: The Shares granted pursuant to the Option will become fully vested on the date shown.
TERM: Except as otherwise provided in the [2004/2005] Plan, and except that unvested options terminate immediately upon termination of employment or the provision of consulting services (including a non-employee’s service on the Company’s Board of Directors or Board of Advisors) with or to the Company, the Option terminates on the earlier of (i) ten years less one day from the Grant Date; or (ii) three months from the date of termination of your employment or the provision of consulting services (including a non-employee’s service on the Company’s Board of Directors or Board of Advisors) with or to the Company for any reason other than Cause (as defined in the [2004/2005] Plan) disability or death; or (iii) immediately upon termination for Cause; or (iv) twelve months from the date of termination of your employment or the provision of consulting services (including a non-employee’s service on the Company’s Board of Directors or Board of Advisors) with or to the Company by reason of disability or death.
EXERCISE: The Option may be exercised in whole or in part for the number of Shares specified in a written notice that is delivered to the Company and is accompanied by full payment in cash or other shares of the Company’s common stock owned by you. You will have no rights in the Shares purchased until certificates for those Shares have been issued in your name and delivered.
TAXES: You must pay all applicable taxes, including federal, state and local, including withholding taxes, if any, resulting from the exercise of the option and the subsequent sale of the Shares.

CONDITIONS: The Option is governed by the terms of this Agreement and the [2004/2005] Plan. The rights and obligations of each of the Company and you under this Agreement also are governed by and subject to applicable federal, state and locals laws and rules. Neither the Company nor you shall violate any such laws or rules.
TRANSFER: This Option is not transferable by you other than by will or the laws of descendent and distribution and is exercisable, during your lifetime, only by you or your legal representative or guardian.
ACKNOWLEDGEMENT: Your signature on this Agreement also constitutes your acknowledgement that you have received a copy of the [2004/2005] Plan.
ACCEPTANCE: To accept this award, please sign and return one copy immediately. Without your signature, this Agreement is not valid.

THE O’GARA GROUP, INC.

By:

OPTIONEE

Optionee Signature

Printed Name

Home Address

Social Security Number

Date Accepted

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